CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 28, 1996 included in American Biogenetic Sciences, Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.


                                             /s/Arthur Andersen LLP

                                             Arthur Andersen LLP


Melville, New York
October 17, 1996